Exhibit 10.32

AMENDMENT NO. 1 dated as of April 28, 2005 (this “Amendment”), to the STOCKHOLDERS’ AGREEMENT, dated as of August 15, 2002 (as amended, modified, supplemented, or restated from time to time, the “Original Agreement”), among MQ ASSOCIATES, INC. a Delaware corporation (the “Company”), and the stockholders of the company signatory thereto.

By executing and delivering this Amendment, the undersigned hereby agree as set forth below. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Original Agreement.

Section 1.                                              Amendments.

Section 3.1 of the Original Agreement shall be amended and restated in its entirety to read as set forth below.

3.1                                   Election of Directors, Voting.

(a)                                    Each holder of Stockholder Shares hereby covenants and agrees to vote all of his, her or its Stockholder Shares (i) to cause the number of directors constituting the Board to be five (5) and (ii) to cause the Company to comply with all obligations under the Documents.  At each annual meeting of the holders of any class of Stockholder Shares, and at each special meeting of the holders of any class of Stockholder Shares called for the purpose of electing directors of the Company, and at any time at which holders of any class of Stockholder Shares shall have the right to, or shall, vote for or consent in writing to the election of directors of the Company, then, and in each such event, the holders of Stockholder Shares shall vote all of the Stockholder Shares owned by them for, or consent in writing with respect to such shares in favor of, the election of a Board constituted as follows:

(i)                                     three (3) representatives designated by the Requisite Investor Holders, which designees shall initially be Benjamin B. Edmands and Mitchell J. Blutt, M.D. and one representative to be determined and designated by the Requisite Investor Holders;

(ii)                                  one (1) representative designated by JPMP Global Investors, which designee shall initially be Nancy-Ann DeParle; and

(iii)                               one (1) representative designated by the Requisite Holders (which, for purposes of this paragraph (iii) only, shall not include Daniel Schaefer and Michael Villa), which representative shall be knowledgeable in the Company’s industry and shall not be an employee of the Company or any of its Subsidiaries.

(b)                                   JPMP Global Investors shall, in its sole discretion, have the power to assign the right to designate a director pursuant to Section 3.1(a)(ii) to any of its

Affiliates.

(c)                                           The majority of the members of each committee created by the Board shall be Investor Directors.

(d)                                          The holders of Stockholder Shares shall vote their shares (i) to remove any director whose removal is required by the party or parties with the power to designate such director and (ii) to promptly fill any vacancy created by the removal, resignation or death of a director, in each case for the election of a new director designated, if approval is required, in accordance with the provisions of this Section 3.1. The Company and the holders of Stockholder Shares shall use their best efforts to fill any vacancies of the Board as soon as practicable following the date such vacancy is created.

(e)                                           Each holder of Stockholder Shares hereby grants an irrevocable power of attorney and proxy to the Stockholders that have a right to designate a director under any sub-clause of Section 3.1(a) to vote all Stockholder Shares held by such holder to elect the director or directors so designated by the Stockholders that have the right to make such designations.

(e)                                           The Company shall pay the reasonable out-of-pocket expenses incurred by each of the Directors designated in accordance with this Section 3.1 (collectively, the “Directors”) in connection with (i) attending the meetings of the Board and all committees thereof and (ii) conducting any other Company business requested by the Company. So long as any Director serves on the Board and for six (6) years thereafter, the Company shall maintain directors and officers indemnity insurance coverage reasonably satisfactory to the Board, and the Company’s Restated Certificate and By-laws shall provide for indemnification and exculpation of the Directors to the fullest extent permitted under applicable law.

Section 2.                                              No other Amendments or Waivers.

Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms. This Amendment is not a consent to any waiver or modification of any other terms or conditions of the Original Agreement or any of the instruments or documents referred to in the Original Agreement and shall not prejudice any right or rights which the parties thereto may now or hereafter have under or in connection with the Original Agreement or any of the instruments or documents referred to therein.

Section 3.                                              Effectiveness; Counterparts

This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by the Company and the Requisite Holders (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature to this Amendment that is delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery by such party of this Amendment.

Section 4.                                              Governing Law.

This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Stockholders’ Agreement as of the date first above written.

MQ ASSOCIATES, INC.

By:	/s/ Donald C. Tomasso
Name:
Title:

MQ INVESTMENT HOLDINGS, LLC

By: J.P. Morgan Partners (BHCA), L.P., its Managing Member

By: JPMP Master Fund Manager, L.P., its General Partner

By: JPMP Capital Corp., its General Partner

By:	/s/ Stephen Murray
Name: Stephen Murray
Title:

/s/ Gene Venesky
Gene Venesky

/s/ J. Kenneth Luke
J. Kenneth Luke

/s/ Thomas C. Gentry
Thomas C. Gentry

Daniel C. Schaefer

Michael A. Villa

FOR PURPOSES OF SECTION 3.1 ONLY:

J.P. MORGAN PARTNERS GLOBAL
INVESTORS, L.P.

By: JPMP Global Investors, L.P., its General Partner

By: JPMP Capital Corp., its General Partner

By:	/s/ Stephen Murray
Name: Stephen Murray
Title: